UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

ACACIA RESEARCH CORPORATION
(Name of Registrant as Specified in Its Charter)

SIDUS INVESTMENT PARTNERS, L.P.

SIDUS DOUBLE ALPHA FUND, L.P.

SIDUS DOUBLE ALPHA, LTD.

SIDUS ADVISORS, LLC

SIDUS INVESTMENT MANAGEMENT, LLC

MICHAEL J. BARONE

ALFRED V. TOBIA JR.

BLR PARTNERS LP

BLRPART, LP

BLRGP INC.

FONDREN MANAGEMENT, LP

FMLP INC.

BRADLEY L. RADOFF

Clifford Press

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Sidus Investment Management, LLC and BLR Partners LP, together with the other participants named herein (collectively, “Sidus”), has made a definitive filing with the Securities and Exchange Commission of a proxy statement and accompanying BLUE proxy card to be used to solicit votes for the election of Sidus’ slate of highly qualified director nominees to the Board of Directors of Acacia Research Corporation, a Delaware corporation (the “Company”), at the Company’s upcoming 2018 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

On May 17, 2018, Sidus mailed the following material to the Company’s stockholders:

RESCUE ACACIA

VOTE THE BLUE PROXY CARD

GO VOTE

DISCARD THE WHITE PROXY CARD

Questions? Call Saratoga Proxy at (212) 257-1311